Know all these present, that the undersigned hereby constitutes and appoints each of Bruce Taten and Lisa Wysocki, signing singly, the undersigned's true and lawful attorney-in-fact to: (1) execute for and on behalf of the under-signed's capacity as an officer and/or director of Nabors Industries Ltd. (the "Company"), forms 3,4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) do and performd any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3,4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, legally required by the under-signed, it being understood that the documents executed by such attorney-in-fact on behalf of undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the under-signed might or could do if personally present with full power and substitution or revocation hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitute's shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned are not assuming nor is the Company assuming any of the under-signed's responsibilities to comply with Section 16 of the Sercurities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file From 3,4 and 5 with respect to the undersigned's holdings of and transations in securities issued by the Company unless earlier revoked by undersigned in signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of October, 2003.

Daniel McLachlin